Exhibit 5.1

Our ref: SML/00124/2

6th June, 2019

OneSpaWorld Holdings Limited,

Shirley House,

253 Shirley Street,

Nassau, New Providence

The Bahamas

Re:	7,000,000 Common Shares of OneSpaWorld Holdings Limited pursuant to

                                 Form S-8 Registration Statement

Dear Sirs:

We have acted as Bahamian counsel to OneSpaWorld Holdings Limited, a company incorporated under the laws of the Commonwealth of The Bahamas (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (“SEC”) on or about this date under the Securities Act of 1933, as amended (the “Act”), for the registration of an aggregate of 7,000,000 common shares of (U.S.) $0.0001 par value each of the Company (the “Common Shares”) issuable under the Company’s 2019 Equity Incentive Plan (which number includes 4,547,075 Common Shares issuable upon exercise of currently outstanding options) (the “Equity Shares”).

In that connection, we have examined originals or copies certified or otherwise identified to our satisfaction of: (i) the Registration Statement, including all exhibits thereto, as filed with the SEC; (ii) the Amended and Restated Memorandum of Association and Articles of Association of the Company; and such other documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion. We have also examined and are familiar with the proceedings taken by t11e Company to authorize the issuance of the Equity Shares.

Based on the foregoing, we are of the opinion as follows:

1. The Company is a validly existing corporation under the laws of The Commonwealth of The Bahamas; and

COUNSEL & ATTORNEYS-AT-LAW

Shirley House, 253 Shirley Street, P.O. Box N-624, Nassau, Bahamas

Tel: 1.242.322.2670 Email: office@hbslaw.com Web: hbslaw.com

2. The Equity Shares have been duly authorized and are validly issued, fully paid and non-assessable;

This opinion is limited to the laws of the Commonwealth of The Bahamas at the date of this opinion, and no opinion is expressed as to the laws of any other jurisdiction other than that of the Commonwealth of The Bahamas.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Yours faithfully,

/s/ Harry B. Sands, Lobosky & Co.

HARRY B. SANDS, LOBOSKY & CO.

COUNSEL & ATTORNEYS-AT-LAW

Shirley House, 253 Shirley Street, P.O. Box N-624, Nassau, Bahamas

Tel: 1.242.322.2670 Email: office@hbslaw.com Web: hbslaw.com

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